UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2022

BM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38633	82-3410369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 King of Prussia Road, Suite 350

Wayne, PA 19087

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 327-9515

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	BMTX	NYSE American LLC
Warrants to purchase Class A Common Stock	BMTX.W	NYSE American LLC

Item. 1.01. Entry Into A Material Definitive Agreement.

As previously announced, on January 4, 2021, BM Technologies, Inc. (‘the “Company”) entered into a Deposit Processing Services Agreement (the “Deposit Processing Services Agreement”) with Customers Bank. On November 8, 2022, the Company and Customers Bank entered into the First Amendment to Deposit Processing Services Agreement (the “Amendment”). The Amendment, among other things, will facilitate the transfer of the Company’s serviced deposits to a new sponsor bank and extends the termination date of the Deposit Processing Services Agreement until the earlier of: (i) entry into a definitive agreement with a new sponsor bank to transfer the Company’s serviced deposits to such sponsor bank and the successful completion of such transfer; or (ii) six months from December 31, 2022. The Amendment also removes Customers Bank’s obligation to pay the Company the difference between the Durbin-exempt and Durbin-recalculated interchange revenues. The other terms of the Deposit Processing Services Agreement remain in effect through the new termination date.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Deposit Processing Services Agreement, dated as of November 7, 2022, by and between BM Technologies, Inc. and Customers Bank.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BM Technologies, Inc.

Dated: November 8, 2022	By:	/s/ Luvleen Sidhu
Luvleen Sidhu
Chief Executive Officer

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